SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 29, 2001
Date of Report (Date of earliest event reported)

Lipid Sciences, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-497	43-0433090

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7068 Koll Center Parkway, Suite 401

Pleasanton, California		94566

(Address of principal executive offices)		(Zip Code)

(925) 249-4000
(Registrant’s telephone number, including area code)

NZ Corporation
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

         On November 29, 2001, Lipid Sciences, Inc. (formerly known as NZ Corporation) (the “Registrant”) completed a merger (the “Merger”) under the Agreement and Plan of Merger dated as of July 9, 2001 between NZ Corporation and Lipid Sciences, Inc. In the Merger, Lipid Sciences, Inc. merged with and into NZ Corporation, and NZ Corporation changed its name to Lipid Sciences, Inc. As a result of the Merger, each share of Lipid Sciences, Inc. common stock outstanding at the effective time of the Merger was converted in to the right to receive 1.55902 shares of Registrant's common stock.

Item 5. Other Events.

         On November 29, 2001, the Registrant announced that it has completed the Merger with Lipid Sciences, Inc. A copy of the press release issued by the Registrant on November 29, 2001 concerning the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)   Exhibit 99.1     Press Release dated November 29, 2001

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPID SCIENCES, INC.

Date: December 10, 2001	By : /s/ Phil Radlick

Phil Radlick

President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated November 29, 2001